EXHIBIT 23.2

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

July 30, 2010

Statoil ASA
Forusbeen 50
N-4035 Stavanger
Norway

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Statoil ASA United States Securities and Exchange Commission Registration Statement on Form S-8 of our third-party letter report dated February 26, 2010, concerning our evaluation of certain oil and gas properties of Statoil ASA, which is included as Exhibit 15(a)(iii) to the Statoil ASA Annual Report on Form 20-F for the year ended December 31, 2009.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716